UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 5, 2011
PROSPECT GLOBAL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54438	26-3024783

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 17th Street Suite 2800 South Denver, CO	80202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 634-2239
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On July 5, 2011, the Company entered into an Investor Relations Consulting Agreement (the “Consulting Agreement”) with COR Advisors LLC (“COR”), pursuant to which COR will provide to the Company investor relations services. The compensation paid to COR under the Consulting Agreement is 300,000 shares of the Company’s common stock. 100,000 shares were fully vested upon execution of the Consulting Agreement, 100,000 shares will be fully vested six months after the execution of the Consulting Agreement, and 100,000 shares will fully vest on the one year anniversary of the execution of the Consulting Agreement.
On July 5, 2011, the Company entered a Fee Agreement (the “Fee Agreement”) with Brownstein Hyatt Farber Schreck LLP (“BHFS”), pursuant to which BHFS will provide government relations services to the Company and its subsidiaries, including American West Potash LLC. As compensation under the Fee Agreement, the Company will issue 100,000 fully vested shares of the Company’s common stock to BHFS. Additionally, BHFS will purchase 200,000 shares of the Company’s common stock by issuing a promissory note (the “BHFS Note”) to the Company in the amount of $750,000 (representing the fair market value of the stock on the purchase date). The BHFS Note bears interest at the short term applicable federal rate and matures in one year. The BHFS Note is secured by the common stock purchased, and 20% of the outstanding principal balance constitutes a recourse obligation. If BHFS is not representing the Company on August 15, 2011, the Company has the right to acquire 200,000 shares by cancellation of the BHFS Note. If BHFS represents the Company on August 15, 2011 but is not representing the Company as of February 3, 2012, the Company has the right to acquire 100,000 shares for $375,000. If BHFS is representing the Company on August 15, 2011, the principal amount of the BHFS Note will be reduced by $375,000. If BHFS is representing the Company on February 3, 2012, the principal amount of the BHFS Note will be reduced by $375,000.
On July 5, 2011 the Company terminated its Investment Banking Engagement Agreement with Spouting Rock Capital Advisors, LLC.

Item 3.02	Unregistered Sale of Equity Securities.
Issuance of the shares of common stock described above was not registered under the Securities Act of 1933. The issuance of the stock was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D and Rule 506 promulgated thereunder. These securities qualified for exemption since the issuance securities by us did not involve a public offering and the purchasers are all accredited investors as defined in Regulation D. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the sale, size of the offering, manner of the offering and number of securities offered. In addition, these shareholders have the necessary investment intent as required by Section 4(2) since each agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act and Regulation D for this transaction.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1	Investor Relations Consulting Agreement between the Company and COR Advisors LLC
10.2	Fee Agreement between American West Potash LLC and BHFS

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.
	By:	/s/ Jonathan Bloomfield
Date: July 8, 2011		Chief Financial Officer